UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

_____________________

Date of Report (Date of earliest event reported) December 15, 2016

TIDEWATER INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-6311 (Commission File Number)	72-0487776 (IRS Employer Identification No.)

601 Poydras Street, Suite 1500 New Orleans, LA (Address of principal executive offices)	70130 (Zip Code)

(504) 568-1010

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)

On December 15, 2016 (the “Effective Date”), Tidewater Inc. (“Tidewater” and, together with its subsidiaries, the “Company”) implemented an incentive bonus program designed to motivate and retain officers and certain key personnel through the current industry down cycle and to support important restructuring initiatives of the Company.

As part of this program, which is intended to supplement the Company’s existing compensation arrangements, each of Tidewater’s named executive officers (the “Executives”) entered into an Incentive Bonus Agreement (the “Agreement”).  The Agreements were authorized by the compensation committee of the board of directors of Tidewater (the “Committee”) following consultation with its outside compensation consultant and were executed on the Effective Date.

The Agreement provides that the Executive is eligible to receive a cash bonus (the “Bonus”), payable in three installments as follows:

(1) the first installment (50% of the Bonus) will be paid as soon as practicable after the Effective Date;

(2) the second installment (25% of the Bonus) will be paid on the earliest to occur of (a) the date that all of the limited covenant waivers granted to the Company by certain significant lenders and noteholders expire without extension or substitution, (b) the execution date of any definitive agreement providing for a Restructuring (as defined in the Agreement), and (c) 120 days after the Effective Date; and

(3) the third installment (final 25% of the Bonus) will be paid on the earlier of (a) the consummation of a Restructuring or (b) the first anniversary of the Effective Date.

The Agreement provides for a full or partial clawback of Bonus amounts paid to the Executive if, during the one-year period following the Effective Date (the “Retention Period”), the Executive leaves the Company’s employment under two scenarios.  Specifically, if the Executive terminates his employment without Good Reason (as defined in the Agreement), including retirement, he will be required to repay a pro rata portion of any amounts already paid to him, based on the aggregate amount paid and the percentage of the Retention Period worked.  In addition, in the event of a termination by the Company for Cause (as defined in the Agreement), the Executive will be required to repay any portion of the Bonus he has already received and will forfeit all rights to any future payments under the Agreement.

Payment of the Bonus will also be accelerated under certain circumstances.  If the Executive’s employment terminates due to his death or Disability (as defined in the Agreement), if the Company terminates his employment without Cause, if the Executive terminates employment with Good Reason, or if a Change of Control (as defined in the Agreement) occurs during the Retention Period, then the Executive will be entitled to receive full payout of any unpaid installments.  However, in the case of termination by the Company without Cause or by the Executive with Good Reason, such payout is conditioned upon the execution of a full waiver and release of claims.

The Agreement also includes certain restrictive covenants (including agreements not to compete or solicit Company clients or employees) that will apply during the Retention Period and, in the event that the Executive leaves during the Retention Period without Good Reason, for one year from the date of termination.

The Bonus payable to each Executive is as follows:

Named Executive Officer	Total Bonus
Jeffrey M. Platt President, Chief Executive Officer, and Director	$1,150,000
Quinn P. Fanning Executive Vice President and Chief Financial Officer	$600,000
Jeff Gorski Executive Vice President and Chief Operating Officer	$575,000
Bruce D. Lundstrom Executive Vice President, General Counsel and Secretary	$600,000
Joseph M. Bennett Executive Vice President and Chief Investor Relations Officer	$300,000

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, the form of which is included Exhibit 10.1 to, and is incorporated by reference into, this Current Report on Form 8-K.

Item 9.01.Financial Statements and Exhibits.

(d)Exhibits

The following exhibits are furnished with this Form 8-K:

10.1	Form of Incentive Bonus Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.

By:	/s/ Joseph M. Bennett
Joseph M. Bennett
Executive Vice President and Chief Investor Relations Officer

Date: December 21, 2016